      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1998.

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           ARM FINANCIAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              63                             61-1244251
   (State or other jurisdiction       (Primary standard industrial             (I.R.S. Employer
of incorporation or organization)     classification code number)            Identification No.)

                            ------------------------

                           ARM FINANCIAL GROUP, INC.
                             515 WEST MARKET STREET
                           LOUISVILLE, KENTUCKY 40202
                                 (502) 582-7900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

                                ROBERT H. SCOTT
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                           ARM FINANCIAL GROUP, INC.
                             515 WEST MARKET STREET
                           LOUISVILLE, KENTUCKY 40202
                                 (502) 582-7900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:

    FAITH D. GROSSNICKLE, ESQ.           LARS BANG-JENSEN, ESQ.
       SHEARMAN & STERLING        LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
       599 LEXINGTON AVENUE               125 WEST 55TH STREET
     NEW YORK, NEW YORK 10022        NEW YORK, NEW YORK 10019-5389
          (212) 848-4000                     (212) 424-8000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-49805

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                                            PROPOSED
            TITLE OF EACH CLASS                                        PROPOSED              MAXIMUM
               OF SECURITIES                  NUMBER OF SHARES     MAXIMUM OFFERING         AGGREGATE            AMOUNT OF
             TO BE REGISTERED                TO BE REGISTERED(1)  PRICE PER SHARE(2)    OFFERING PRICE(2)    REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Class A Convertible Common Stock, par value
  $.01 per share...........................        888,725             $21.5938            $19,190,950            $5,662
===============================================================================================================================

(1) Reflects an increase of 1,000,000 shares of Class A Common Stock offered by the Selling Shareholders and a decrease of 111,275 shares of Class A Common Stock in the U.S. Underwriters' over-allotment option.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                           INCORPORATION BY REFERENCE
       OF REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-49805)

     ARM Financial Group, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-49805), as amended (including the exhibits thereto), declared effective at approximately 10:30 a.m. on May 7, 1998 by the Securities and Exchange Commission.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

NUMBER ASSIGNED
 IN REGULATION
 S-K, ITEM 601                        DESCRIPTION OF EXHIBIT
---------------                       ----------------------
      5.1*         Opinion of Shearman & Sterling as to the validity of the
                   Common Stock.
     23.1*         Consent of Shearman & Sterling (included in its opinion
                   delivered under Exhibit No. 5.1).
     23.2*         Consent of Ernst & Young LLP.
     24.1          Powers of Attorney, filed as Exhibit 24.1 to ARM Financial
                   Group, Inc.'s Registration Statement on Form S-3
                   (Registration No. 333-49805) and incorporated by reference herein.

---------------
*      Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky, on May 8, 1998.

                                          ARM FINANCIAL GROUP, INC.

                                          By:      /s/ MARTIN H. RUBY
                                            ------------------------------------
                                            Name: Martin H. Ruby
                                              Title: Chairman of the Board of
                                                     Directors and Chief
                                                     Executive Officer
                                                     (Principal Executive
                                                     Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                     SIGNATURE                                        TITLE                      DATE
                     ---------                                        -----                      ----

                /s/ MARTIN H. RUBY                     Chairman of the Board of Directors     May 8, 1998
---------------------------------------------------      and Chief Executive Officer
                  Martin H. Ruby                         (Principal Executive Officer) and
                                                         Director

                         *                             President -- Retail Business           May 8, 1998
---------------------------------------------------      Division and Director
                 John R. Lindholm

                         *                             Executive Vice President -- Chief      May 8, 1998
---------------------------------------------------      Financial Officer (Principal
                  Edward L. Zeman                        Financial Officer)

                         *                             Controller (Principal Accounting       May 8, 1998
---------------------------------------------------      Officer)
                   Barry G. Ward

                         *                             Director                               May 8, 1998
---------------------------------------------------
              Dudley J. Godfrey, Jr.

                         *                             Director                               May 8, 1998
---------------------------------------------------
                 Alan E. Goldberg

                         *                             Director                               May 8, 1998
---------------------------------------------------
                 Robert H. Niehaus

                         *                             Director                               May 8, 1998
---------------------------------------------------
                 Edward D. Powers

                         *                             Director                               May 8, 1998
---------------------------------------------------
                 Colin F. Raymond

                         *                             Director                               May 8, 1998
---------------------------------------------------
                Irwin T. Vanderhoof

              *By: /s/ MARTIN H. RUBY
   ---------------------------------------------
                  Martin H. Ruby
                 Attorney-in-Fact

                                      II-2